EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-Q (the “Report”) of Ferro Corporation (the “Company”) for the period ending March 31, 2018, I, Benjamin J. Schlater, Vice President and Chief Financial Officer of the Company, certify that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Benjamin J. Schlater

Benjamin J. Schlater
Vice President and Chief Financial Officer

Date: May 1, 2018